Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 1, 2007 in the Registration Statement (Form S-1) and the related Prospectus of Imperium Renewables, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

May 18, 2007